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                                                                   Exhibit 3.1.2

                          ORIGINAL RESEARCH CORPORATION

                       CERTIFICATE OF CORPORATE SECRETARY

                      CONCERNING CHANGE OF PRINCIPAL OFFICE

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         I, Suzanne T. Brennan, hereby certify that:

         1. I am the duly elected and acting Secretary of Original Research Corporation, a corporation duly organized and existing in good standing under the laws of the State of Maryland (hereafter, the "Corporation").

         2. The resolution set forth on Exhibit "A", attached hereto, was duly adopted by the Board of Directors of the Corporation at the annual meeting of directors held March 4, 1989.

         3. Pursuant to the resolution set forth on Exhibit "A", the Corporation has moved its principal office in the State of Maryland to:

                         14502 Greenview Drive, Third Floor
                         Laurel, Maryland 20708

This address will now serve as the principal office in the State of Maryland as well as the principal executive office of the Corporation.

         4. The resolution set forth on Exhibit "A" has not been amended, rescinded or modified and is in full force and effect on the date hereof.

         5. The undersigned further certifies that the following individuals are the directors of the Corporation and that each of the following individuals was duly elected as a director by proper corporate action and is eligible to serve and act as a director until the successor director has been duly elected and has qualified as such:

                        J. Schuyler Alland
                        Walter W. Buckley, III
                        John M. Camp, III
                        John Hilgenberg
                        John N. Richardson, Jr.


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         IN WITNESS WHEREOF, I have executed this Certificate under seal of the
Corporation as of this 27th day of March, 1989.

                                            By:/s/ Suzanne T. Brennan    (SEAL)
                                               -------------------
                                            Name:  Suzanne T. Brennan
                                            Title: Secretary


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                                    EXHIBIT A

        RESOLVED, that the principal office of the Corporation be and it hereby is changed from 1901 Pennsylvania Avenue, N.W.-Suite 402, Washington, D.C. 20006 to 14502 Greenview Drive-Third Floor, Laurel, Maryland 20708, and in connection therewith, the appropriate officers of the Corporation are hereby authorized to file all notices and certificates as may be required by applicable law.